UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2011 (May 26, 2011)
NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

439 S. Union St, 5th Floor, Lawrence, MA	01843
(Address of principal executive offices)	(Zip Code)
(978) 687-4700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
We held our Annual Meeting of Stockholders on May 26, 2011. For more information on the following proposals, see our definitive Proxy Statement filed with the SEC on April 28, 2011.
Our stockholders elected by a majority of the votes cast each of the eight nominees to the Board of Directors to serve until our 2012 Annual Meeting of Stockholders, as follows:

			Broker
Director	For	Withheld	Non-Votes
Jeffrey H. Burbank	44,565,182	418,622	6,998,741
Philippe O. Chambon	41,996,641	2,987,163	6,998,741
Daniel A. Giannini	44,946,707	37,097	6,998,741
Nancy J. Ham	44,952,464	31,340	6,998,741
Earl R. Lewis	27,770,471	17,213,333	6,998,741
Craig W. Moore	42,407,450	2,576,354	6,998,741
Reid S. Perper	44,947,674	36,130	6,998,741
David S. Utterberg	44,563,764	420,040	6,998,741
Our stockholders approved by a majority vote an amendment to the Company’s 2005 Stock Incentive Plan by the following vote, as follows:

For	37,139,112
Against	7,786,573
Abstain	58,119
Broker Non-Votes	6,998,741
Our stockholders approved, on a non-binding advisory basis, our named executive officers’ compensation as disclosed in the Proxy Statement, and the voting results were as follows:

For	43,557,342
Against	1,392,831
Abstain	33,631
Broker Non-Votes	6,998,741
Our stockholders voted, on a non-binding advisory basis, to hold future non-binding advisory votes on our named executive officers’ compensation once every year.

For 1-Year Term	40,556,228
For 2-Year Term	100,397
For 3-Year Term	4,293,986
Abstain	33,193
Broker Non-Votes	6,998,741

Our stockholders ratified the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011 by the following vote, as follows:

For	51,496,575
Against	465,651
Abstain	20,319
Broker Non-Votes	-0-

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

NxStage Medical, Inc.

Date: June 1, 2011	By:	/s/ Robert S. Brown
Robert S. Brown
Chief Financial Officer and Senior Vice President

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